UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 21, 2011

TARGET ACQUISITIONS I, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53328	26-2895640
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village
 Zhuolu County, Zhangjiakou
 Hebei Province, China, 075600
 (Address of principal executive offices)

86-313-6732526
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Principal Accountant

1.   By letter dated October 21, 2011, Target Acquisitions I, Inc. (the “Company”) advised Paritz & Company, P.A. that it had been dismissed as its independent registered public accountants.

2.    Paritz & Company, P.A. issued an audit report on the financial statements of the Company as at and for the years ended December 31, 2010 and 2009, which did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the financial statements of the Company as at and for the years ended December 31, 2010 and 2009 and through the date of this Current Report: (i) there were no disagreements between the Company and Paritz & Company, P.A. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Paritz & Company, P.A., would have caused Paritz & Company, P.A. to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such year or during the interim period through the date of this Report, and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K

3.    The dismissal of Paritz & Company, P.A. was approved by the Board of Directors of the Company on October 21, 2011.

4.    The Company has provided Paritz & Company, P.A. a copy of the disclosures in this Form 8-K and has requested that Paritz & Company, P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Paritz & Company, P.A agrees with the Company's statements in this Item 4.01.  A copy of the letter to be furnished by Paritz & Company, P.A. in response to that request will be filed as an exhibit to this Form 8-K by an amendment to this Form 8-K.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from Paritz & Company, P.A to the Commission*
 ___
*To be filed by amendment

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2011

TARGET ACQUISITIONS I, INC.

By:	/s/ Changkui Zhu
Changkui Zhu
Chief Executive Officer